Exhibit 99.1

Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
July 10, 2007

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS NET SALES ORDERS FOR THE THIRD QUARTER OF FISCAL YEAR 2007
FORT WORTH, TEXAS - D.R. Horton, Inc. (NYSE:DHI), America’s Builder, the largest homebuilder in the United States, Tuesday (July 10, 2007), reported net sales orders for the third quarter ended June 30, 2007 of 8,559 homes ($2.0 billion), compared to 14,316 homes ($3.8 billion) for the same quarter of fiscal year 2006. Net sales orders for the first nine months of fiscal year 2007 totaled 27,313 homes ($6.9 billion), compared to 41,550 homes ($11.4 billion) for the same period of fiscal year 2006. The Company’s cancellation rate (sales orders cancelled divided by gross sales orders) for the third quarter of fiscal 2007 was 38%.
Donald R. Horton, Chairman of the Board, said, “Market conditions for new home sales declined in our June quarter as inventory levels of both new and existing homes remained high, and we expect the housing environment to remain challenging. We adjusted our sales prices as selling conditions deteriorated, and we continue to react quickly to market dynamics. We expect to report a profit from operations before impairments for the June 30, 2007 quarter. However, as a result of the factors mentioned above, we will realize significant asset impairments which will result in a loss for both the quarter and the nine months ended June 30, 2007.”
The Company will release its third quarter results on July 26, 2007 before the market opens. The conference call will be held Thursday, July 26, 2007 at 10:00 a.m. Eastern Daylight Time (EDT). The dial-in number is 800-374-9096. Participants are encouraged to call in five minutes before the call begins (9:55 a.m. EDT). Please reference the call host, Donald J. Tomnitz, CEO of D.R. Horton, Inc. The call will also be webcast from the Company’s website at the “Investor Relations” page.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 53,000 homes in its fiscal year ended September 30, 2006. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 85 markets in 27 states in the Northeast, Southeast, South Central, Southwest, California and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include our expectation for future market conditions to remain challenging and our earnings expectations for the quarter ended June 30, 2007, which include reporting a profit before impairments, realizing significant asset impairments and recording a loss for both the quarter and the nine months ended June 30, 2007. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate, construction and other business conditions; changes in interest rates, the availability of mortgage financing or increases in the costs of owning a home; governmental regulations and environmental matters; the Company’s substantial debt; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to successfully effect its growth strategies; and warranty and product liability claims. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly report on Form 10-Q, which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
($’s in millions)
NET SALES ORDERS

	Three months ended June 30,
	2006		2007
	Homes	Value	Homes	Value
Northeast	1,979	$510.3	1,148	$308.3
Southeast	2,010	497.1	1,500	323.7
South Central	4,290	744.2	2,541	443.5
Southwest	3,227	880.5	1,894	409.2
California	1,708	805.1	804	307.1
West	1,102	395.8	672	237.0

	14,316	$3,833.0	8,559	$2,028.8

	Nine months ended June 30,
	2006		2007
	Homes	Value	Homes	Value
Northeast	5,663	$1,478.0	3,867	$1,030.6
Southeast	5,845	1,489.1	4,301	961.1
South Central	11,178	1,920.8	7,198	1,282.2
Southwest	9,477	2,535.1	6,364	1,395.0
California	6,037	2,754.2	3,247	1,413.2
West	3,350	1,185.8	2,336	838.9

	41,550	$11,363.0	27,313	$6,921.0